EXHIBIT 99.1 - Cambrex Corporation Press Release issued February 22, 2006

[CAMBREX LOGO]

Date:      February 22, 2006
Contact:   Luke M. Beshar                    Anne-Marie Hess
           Executive Vice President & CFO    Senior Director, Investor Relations
Phone:     201-804-3010                      201-804-3062
Email:     luke.beshar@cambrex.com           annemarie.hess@cambrex.com
Release:   Immediate

            CAMBREX REPORTS FOURTH QUARTER AND FULL YEAR 2005 RESULTS

      EAST RUTHERFORD, NJ - February 22, 2006 - Cambrex Corporation (NYSE: CBM) reports fourth quarter and full year 2005 results for the period ended December 31, 2005.

FOURTH QUARTER 2005 CONSOLIDATED RESULTS

      For the fourth quarter 2005, the Company reported a net loss of $140.3 million, or $5.26 per diluted share, compared to net income of $4.9 million, or $0.18 per diluted share, in the fourth quarter 2004. Fourth quarter 2005 results include charges of $5.40 per diluted share from the following items:

   - An $87.2 million ($3.27 per diluted share) goodwill impairment and a $35.8 million ($1.34 per diluted share) charge to reduce the carrying value of long-lived assets recorded in Operating Expenses. The long-lived asset impairment includes a tax benefit of $2.3 million. The goodwill and asset impairments were recorded as the result of lower long-term profitability projections for the Biopharma segment and two small European reporting units in the Human Health segment.

   - A $16.9 million ($0.63 per diluted share) valuation allowance recorded within the Income Tax Provision to write down the carrying value of certain US tax assets that had previously been preserved by tax strategies. The valuation allowance results from the Company's recent history of domestic losses and its short-term projections for continued domestic losses.

   - A $4.2 million ($0.16 per diluted share) charge recorded within Administrative Expense primarily due to the severance agreement with the Company's former CEO.

      Excluding the charges noted above, fourth quarter 2005 net earnings were $3.8 million ($0.14 per diluted share). Please see the pro forma-to-GAAP reconciliation at the end of this press release. Management believes that pro forma results provide a more meaningful representation of the Company's operating results for the periods presented due to the magnitude and nature of the charges recorded in the fourth quarter 2005, full year 2005 and full year 2004.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

      Sales increased 3.0% to $120.9 million in the fourth quarter 2005, including a 5.1% unfavorable impact from foreign currency, from $117.4 million in the fourth quarter 2004 resulting from improved sales performance in the Biopharma and Bioproducts segments.

      Fourth quarter 2005 gross margins decreased to 33.9% from 37.5% in the fourth quarter 2004 primarily due to lower Bioproducts margins resulting primarily from increased headcount to support current and future activity levels, lower Biopharma margins caused by higher fixed plant costs and adverse product mix and lower Human Health margins due to unfavorable absorption and lower pricing. Foreign currency favorably impacted consolidated gross margin by
0.4 percentage points in the fourth quarter 2005.

FULL YEAR 2005 CONSOLIDATED RESULTS

      Full year 2005 sales increased 2.9% to $452.0 million, including a 0.4% unfavorable impact resulting from foreign currency, from $439.1 million in 2004 due to higher sales in the Bioproducts and Human Health segments partially offset by lower sales in the Biopharma segment.

      Full year 2005 gross margins decreased to 35.7% from 38.9% in 2004 due to lower Bioproducts margins resulting from increased headcount to support current and future activity levels, lower Biopharma margins caused by higher fixed plant costs and adverse product mix and lower Human Health margins due to unfavorable absorption and lower pricing. Foreign currency unfavorably impacted gross margin by 0.1 percentage point in 2005.

      For the full year 2005, the Company reported a net loss of $129.2 million, or $4.88 per diluted share, compared to a net loss of $26.9 million, or $1.03 per diluted share, in 2004. In addition to the charges recorded in the fourth quarter 2005 discussed above, earlier in 2005 the Company recorded a tax benefit of $3.3 million ($0.13 per diluted share) due to a favorable Swedish court decision and a charge of $1.3 million ($0.05 per diluted share) for the expected cost of environmental remediation of a former site. Excluding the charges noted above, 2005 net earnings were $12.9 million ($0.48 per diluted share).

      In 2004, a $48.7 million ($1.84 per diluted share) goodwill impairment was recorded in Biopharma Operating Expense, $2.9 million of income was recorded in Bioproducts Operating Expense due to the early termination of a customer contract and a $1.0 million charge was recorded in Human Health Operating Expense due to the reorganization and related workforce reductions at a European facility. Excluding the charges noted above, 2004 net earnings were $20.0 million ($0.76 per diluted share).

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

      The total number of contract development and manufacturing projects processed by the Company's Biopharma, Cell Therapy (within the Bioproducts segment) and Human Health businesses increased 61% in full year 2005 compared to full year 2004. Compared to the third quarter 2005, two Human Health projects moved from pre-registration to approved status and two Biopharma projects ended due to unfavorable regulatory developments at two customers.

                             Number of projects
                         ------------------------
                         Full year      Full year
Project type               2004           2005      %Change
-------------            ---------      ---------   -------
Biopharma                       15             23        53%
Cell Therapy                     8             17       113%
Human Health*                   39             60        54%

*Note: The Human Health line does not include projects for approved therapeutics.

BIOPRODUCTS

      The Bioproducts segment includes products and services for research and therapeutic applications. Bioproducts sales in the fourth quarter 2005 increased 5.7% to $35.9 million, including a 3.7% unfavorable impact from foreign currency, from $33.9 million in the fourth quarter 2004 primarily due to higher sales volumes of research products, cell therapy and related services and therapeutic media.

      Fourth quarter 2005 Bioproducts gross margin decreased to 50.1% from 56.8% in the fourth quarter 2004 primarily due to increased headcount to support current and future activity levels, higher utilities and foreign currency effects partially offset by favorable absorption from higher sales volumes. Foreign currency unfavorably impacted Bioproducts gross margin by 1.1 percentage point in the fourth quarter 2005.

      Fourth quarter 2005 Bioproducts operating profit margin increased to 14.7% from 13.3% in the fourth quarter 2004 primarily due to lower commissions and bonus accruals. Foreign currency unfavorably impacted Bioproducts operating profit margin by 1.0 percentage point in the fourth quarter 2005.

BIOPHARMA

      The Biopharma segment consists of the Company's contract biopharmaceutical process development and manufacturing business. Sales in the fourth quarter 2005 increased 21.0% to $14.0 million from $11.5 million in the fourth quarter 2004 due to higher suite revenues resulting from the timing

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

of client projects and higher material reimbursement revenue partially offset by lower process development revenues.

      Fourth quarter 2005 Biopharma gross margin decreased to 7.1% versus 13.7% in the fourth quarter 2004 driven by higher material reimbursements which contribute virtually no gross profit, higher utility costs, costs associated with pre-approval inspections (PAIs) and the depreciation of the 2800 liter bioreactor that was commissioned earlier in 2005.

      The fourth quarter 2005 Biopharma operating loss was $90.5 million versus an operating loss of $0.7 million in the fourth quarter 2004. The fourth quarter 2005 operating loss resulted principally from a $76.8 million goodwill impairment and an $11.4 million charge to reduce the carrying value of long-lived assets. Excluding the charges noted above, Biopharma had an operating loss of $2.3 million in the fourth quarter 2005 versus $0.7 million in the fourth quarter 2004 due to lower gross profit and a $0.7 million charge related to an investment made for a large pharmaceutical client whose project was cancelled due to an unfavorable regulatory development. Foreign currency had no impact on Biopharma sales, gross margin or operating profit margin.

HUMAN HEALTH

      The Human Health segment consists of small molecule active pharmaceutical ingredients (APIs), advanced intermediates and other products derived from organic chemistry. Human Health sales in the fourth quarter 2005 decreased 1.2% to $71.0 million, including a 6.6% unfavorable impact due to foreign currency, from $71.9 million in the fourth quarter 2004. Higher net sales volumes were more than offset by the unfavorable impact of foreign currency.

      Fourth quarter 2005 Human Health gross margin decreased to 31.0% from 32.3% in the fourth quarter 2004 primarily due to higher inventory reserves, lower pricing and higher production costs partially offset by favorable product mix and higher sales volumes. Foreign currency favorably impacted gross margin by 1.2 percentage points in the fourth quarter 2005.

      The fourth quarter 2005 Human Health operating loss was $26.0 million versus operating profit of $13.1 million in the fourth quarter 2004. The fourth quarter 2005 operating loss resulted from a $26.7 million charge to reduce the carrying value of long-lived assets and a $10.4 million goodwill impairment. Excluding the charges noted above, Human Health operating margins were 15.7% in the fourth quarter 2005 compared to 18.3% in the fourth quarter 2004 due to lower gross margins and higher bonus

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

accruals. Foreign currency favorably impacted Human Health operating margin by
1.4 percentage points in the fourth quarter 2005.

FOURTH QUARTER AND FULL YEAR 2005 CONSOLIDATED OPERATING, INTEREST AND TAX EXPENSES

      Sales and marketing expense in the fourth quarter 2005 decreased to $8.8 million, or 7.3% of sales, from $9.2 million, or 7.8% of sales in the fourth quarter 2004, principally due to the impact of foreign currency. Sales and marketing expense for the full year 2005 increased to $34.0 million, or 7.5% of sales, from $32.6 million, or 7.4%, in 2004 primarily due to the cost of additional headcount in Europe to support the Bioproducts business.

      Fourth quarter 2005 Research and Development Expense was flat with prior year at $5.7 million. Research and Development Expense for the full year 2005 increased to $22.3 million, or 4.9% of sales, from $19.7 million, or 4.5% of sales, in 2004 due to increased spending for rapid microbial detection and FlashGel(TM) product development and due to growth in the Human Health custom development area.

      Fourth quarter 2005 Administrative Expense increased to $20.6 million, or 17.0% of sales, from $17.4 million, or 14.7% of sales, in the fourth quarter 2004 due to a $4.2 million charge comprised primarily of the cost of the severance agreement with the Company's former CEO. Excluding the $4.2 million charge, Administrative Expense in the fourth quarter 2005 declined $1.0 million compared to the fourth quarter 2004 primarily due to lower corporate expenses and the impact of foreign currency. Excluding the charges recorded in 2005, full year 2005 Administrative Expense decreased to $65.8 million, or 14.6% of sales, from $70.1 million, or 16.0% of sales, principally due to lower SARS expense and legal and professional fees partially offset by increased headcount and higher environmental expenses.

      The Company completed its annual analysis of the carrying value of goodwill and long-lived assets and has recorded a $125.3 million charge in the fourth quarter 2005 comprised of an $87.2 million goodwill impairment and a $38.1 million pre-tax impairment of long-lived assets resulting from lower projections of long-term profitability for the Biopharma segment and two small European reporting units within the Human Health segment. The impairment writes down all the remaining goodwill and a portion of the long-lived assets at the respective sites. The impairment within the Biopharma segment partly resulted from unfavorable regulatory developments at a large client in the fourth quarter 2005.

      Net Interest Expense in the fourth quarter and full year 2005 is essentially flat with prior year at $2.5 million and $10.5 million, respectively. The average interest rate in the fourth quarter 2005 and 2004 is 5.6% and 5.4% respectively, and for the full year 2005 and 2004 is 5.5%.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com
                                                                               5

[CAMBREX LOGO]

      The tax rate in the fourth quarter 2005 was - 14.5% compared to 43.6% in the fourth quarter of 2004. The fourth quarter 2005 tax rate includes the impact of the goodwill and long-lived asset impairments discussed above and a $16.9 million valuation allowance to write down the carrying value of certain US tax assets that had been previously preserved by tax strategies. These charges increased fourth quarter 2005 Tax Expense by $14.6 million. Excluding the charges recorded in the fourth quarter 2005, the effective tax rate is 45.8% in the fourth quarter 2005 versus 43.6% in the fourth quarter 2004 due to the geographic distribution of income or losses. Since the Company is currently not recording any tax benefit for US and certain European losses, the consolidated effective tax rate is expected to be highly volatile.

      The full year tax rate in 2005 was - 23.3% compared to - 126.5% in 2004. The 2005 results include the impact of the items affecting the fourth quarter 2005, as discussed above, and a $3.3 million positive impact on tax expenses related to the previously discussed Swedish tax court decision. Excluding the charges recorded in 2005 and 2004, the 2005 consolidated effective tax rate increased to 50.5% from 40.8% in 2004.

      Capital expenditures and depreciation for the fourth quarter 2005 were $12.3 million and $9.0 million compared to $11.7 million and $9.5 million in the fourth quarter 2004, respectively. Capital expenditures and depreciation for 2005 are $40.3 million and $36.6 million compared to $39.5 million and $38.9 million in 2004, respectively.

GUIDANCE

      The Company is providing full year 2006 guidance for sales growth to be within the range of 4% to 8% and net earnings to be in the range of $0.75 to $0.95 per fully diluted share.

      For the year 2006, guidance for capital expenditures, depreciation and amortization for continuing operations is currently expected to be approximately $40 - $45 million, $36 million, and $2.0 million, respectively. The Company expects the full year 2006 effective tax rate to be approximately 40 - 45%. The full year and quarterly effective tax rates will continue to be highly sensitive to the geographic mix of income or losses.

      The above guidance excludes any costs associated with the previously announced agreement to purchase Cutanogen (estimated to be $0.15 per diluted share depending on the timing of milestone payments), the previously announced early extinguishment of a portion of the Company's long-term debt ($0.20 per diluted share) and the previously announced evaluation of strategic alternatives to enhance shareholder value.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

      The financial information contained in this press release is unaudited, subject to revision and should not be considered final until the 2005 Form 10-K is filed with the US Securities and Exchange Commission.

CONFERENCE CALL AND WEBCAST

      The Conference Call to discuss fourth quarter and full year 2005 earnings will begin at 8:30 a.m. Eastern Time on Thursday, February 23, 2006 and last approximately 45 minutes. Those wishing to participate should call 1-888-634-4003 for Domestic, and +1-706-634-6653 for International. Please use the conference ID 4188520 and call approximately 10 minutes before the start time. The Conference Call will also be webcast in the Investor Relations section of the Cambrex website located at www.cambrex.com. The webcast will be available for approximately thirty (30) days following the call.

      A replay of the Conference Call will be available approximately two hours after the completion of the call through the end of business day, Thursday, March 2, 2006 by calling 1-800-642-1687 for Domestic, and +1-706-645-9291 for
International. Please use the conference ID 4188520 too access the replay.

FORWARD LOOKING STATEMENTS

      This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under The Securities Exchange Act of 1934, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that words such as "expects", "anticipates", "intends", "estimates", "believes" or similar expressions are used in connection with any discussion of future financial and operating performance. The forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and/or regulations (particularly environmental issues), tax rate, interest rate, technology, manufacturing and legal issues, changes in foreign exchange rates, performance of minority investments, uncollectible receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, and lack of suitable raw materials or packaging materials, the possibility that the value of the acquisition of PermaDerm(TM) cultured skin may not be realized or that our plans to obtain a Humanitarian Device Exemption, completion of clinical trials and commercialization of PermaDerm cultured skin in the United States may not be successful and the Company may not receive regulatory approval for its products.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

      For further details and a discussion of these and other risks and uncertainties, investors are cautioned to review the Cambrex Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT CAMBREX

      Cambrex is a global, diversified life sciences company dedicated to providing products and services to accelerate and improve the discovery and commercialization of human therapeutics. The Company employs approximately 2,000 worldwide. For more information, please visit http://www.cambrex.com.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
                    Statement of Profit and Loss - Pro forma*
                For the Quarters Ended December 31, 2005 and 2004
                                 (in thousands)

                                                 2005                   2004
                                        --------------------     --------------------
                                                       % of                    % of
                                           Amount      Sales        Amount     Sales
                                        ------------   ------    ----------     ------
Gross Sales                             $   120,853    100.0%    $  117,365     100.0%
   Commissions and Allowances                  (259)    -0.2%           (20)      0.0%
                                        -----------              ----------
Net Sales                                   121,112    100.2%       117,385     100.0%

   Other Revenues                               721      0.6%           255       0.2%
                                        -----------              ----------

Net Revenue                                 121,833    100.8%       117,640     100.2%

   Cost of Sales                             80,850     66.9%        73,571      62.7%
                                        -----------              ----------

Gross Profit                                 40,983     33.9%        44,069      37.5%

Operating Expenses
   Sales and Marketing Expense                8,805      7.3%         9,171       7.8%
   Research and Development Expense           5,730      4.7%         5,723       4.9%
   Administrative Expense                    16,378     13.5%        17,390      14.7%
   Amortization                                 564      0.5%           541       0.5%
                                        -----------              ----------
Total Operating Expenses                     31,477     26.0%        32,825      27.9%
                                        -----------              ----------

Operating Profit                              9,506      7.9%        11,244       9.6%

Other Expenses
   Interest - Other                           2,533      2.1%         2,479       2.1%
   Other (Income)/Expense, net                  (32)     0.0%           134       0.1%
                                        -----------              ----------
Total Other Expenses                          2,501      2.1%         2,613       2.2%
                                        -----------              ----------

Income Before Taxes                           7,005      5.8%         8,631       7.4%

   Income Tax Provision                       3,208      2.7%         3,760       3.2%
                                        -----------              ----------

Net Income                              $     3,797      3.1%    $    4,871       4.2%
                                        ===========              ==========

Basic Earnings per Share
   Net Income                           $      0.14              $     0.19

Diluted Earnings per Share
   Net Income                           $      0.14              $     0.18

Weighted Average Shares Outstanding
   Basic                                     26,654                  26,154
   Diluted                                   26,683                  26,540


*     Refer to the GAAP to Pro forma Reconciliation.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
                       Statement of Profit and Loss - GAAP
                For the Quarters Ended December 31, 2005 and 2004
                                 (in thousands)

                                                   2005                     2004
                                          ----------------------     ------------------
                                                          % of                    % of
                                              Amount      Sales        Amount     Sales
                                          ------------    ------     ----------   -----
Gross Sales                               $    120,853     100.0%    $  117,365   100.0%
   Commissions and Allowances                     (259)     -0.2%           (20)    0.0%
                                          ------------               ----------
Net Sales                                      121,112     100.2%       117,385   100.0%

   Other Revenues                                  721       0.6%           255     0.2%
                                          ------------               ----------

Net Revenue                                    121,833     100.8%       117,640   100.2%

   Cost of Sales                                80,850      66.9%        73,571    62.7%
                                          ------------               ----------

Gross Profit                                    40,983      33.9%        44,069    37.5%

Operating Expenses
   Sales and Marketing Expense                   8,805       7.3%         9,171     7.8%
   Research and Development Expense              5,730       4.7%         5,723     4.9%
   Administrative Expense                       20,601      17.0%        17,390    14.7%
   Impairment Charges                          125,331     103.7%             -     0.0%
   Amortization                                    564       0.5%           541     0.5%
                                          ------------               ----------
Total Operating Expenses                       161,031     133.2%        32,825    27.9%
                                          ------------               ----------

Operating (Loss)/Profit                       (120,048)    -99.3%        11,244     9.6%

Other Expenses
   Interest - Other                              2,533       2.1%         2,479     2.1%
   Other (Income)/Expense, net                     (32)      0.0%           134     0.1%
                                          ------------               ----------
Total Other Expenses                             2,501       2.1%         2,613     2.2%
                                          ------------               ----------

(Loss)/Income Before Taxes                    (122,549)   -101.4%         8,631     7.4%

   Income Tax Provision                         17,784      14.7%         3,760     3.2%
                                          ------------               ----------

Net (Loss)/Income                         $   (140,333)   -116.1%    $    4,871     4.2%
                                          ============               ==========

Basic Earnings per Share
   Net (Loss)/Income                      $      (5.26)              $     0.19

Diluted Earnings per Share
   Net (Loss)/Income                      $      (5.26)              $     0.18

Weighted Average Shares Outstanding
   Basic                                        26,654                   26,154
   Diluted                                      26,654                   26,540

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
         Gross Sales, Gross Profit & Operating Profit/(Loss) by Segment
                For the Quarters Ended December 31, 2005 and 2004
                                 (in thousands)

                                                      Fourth Quarter 2005
              ------------------------------------------------------------------------------------------------------
                                                    Operating
                  Gross      Gross                  Profit/(Loss)-    OP%-         Operating                   OP%-
                  Sales      Profit      GP%          GAAP            GAAP    Profit/(Loss)-Pro forma*    Pro forma*
              -----------   --------    ------    ----------------   ------   ------------------------    ----------
Bioproducts   $    35,860   $ 17,956      50.1%   $          5,254     14.7%  $                  5,254          14.7%
Biopharma          13,951        989       7.1%            (90,517)  -648.8%                    (2,316)        -16.6%
Human Health       71,042     22,038      31.0%            (25,996)   -36.6%                    11,134          15.7%
Corporate               -          -                        (8,789)                             (4,566)
              -----------   --------              ----------------            ------------------------
Total         $   120,853   $ 40,983      33.9%   $       (120,048)   -99.3%  $                  9,506           7.9%
              ===========   ========              ================            ========================

                                                      Fourth Quarter 2004
              ------------------------------------------------------------------------------------------------------
                                                    Operating
                  Gross      Gross                  Profit/(Loss)-    OP%-         Operating                   OP%-
                  Sales      Profit      GP%          GAAP            GAAP    Profit/(Loss)-Pro forma*    Pro forma*
              -----------   --------    ------    ----------------   ------   ------------------------    ----------
Bioproducts   $    33,918   $ 19,254      56.8%   $          4,514     13.3%                     4,514          13.3%
Biopharma          11,531      1,577      13.7%               (748)    -6.5%                      (748)         -6.5%
Human Health       71,916     23,238      32.3%             13,149     18.3%                    13,149          18.3%
Corporate               -          -                        (5,671)                             (5,671)
              -----------   --------              ----------------            ------------------------
Total         $   117,365   $ 44,069      37.5%   $         11,244      9.6%                    11,244           9.6%
              ===========   ========              ================            ========================

                          Gross Sales Comparison
              -----------------------------------------------
                 4Q05         4Q04
                 Gross        Gross      Change        Change
                 Sales        Sales         $             %
              -----------   --------    ----------     ------
Bioproducts   $    35,860   $ 33,918    $    1,942        5.7%
Biopharma          13,951     11,531         2,420       21.0%
Human Health       71,042     71,916          (874)      -1.2%
              -----------   --------    ----------
Total         $   120,853   $117,365    $    3,488        3.0%
              ===========   ========    ==========

----------
* Refer to the GAAP to Pro forma Reconciliation.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
                       Statement of Profit and Loss - Pro forma*
                 For the Years Ended December 31, 2005 and 2004
                                 (in thousands)

                                                              2005                            2004
                                                     ----------------------        ----------------------
                                                                       % of                          % of
                                                       Amount         Sales           Amount        Sales
                                                     -----------      -----        ------------     -----
Gross Sales                                          $   451,986      100.0%       $    439,115     100.0%
   Commissions and Allowances                              3,437        0.8%              2,258       0.5%
                                                     -----------                   ------------
Net Sales                                                448,549       99.2%            436,857      99.5%

   Other Revenues                                          6,548        1.5%              6,800       1.5%
                                                     -----------                   ------------
Net Revenue                                              455,097      100.7%            443,657     101.0%

   Cost of Sales                                         293,760       65.0%            272,917      62.1%
                                                     -----------                   ------------

Gross Profit                                             161,337       35.7%            170,740      38.9%

Operating Expenses
   Sales and Marketing Expense                            34,038        7.5%             32,584       7.4%
   Research and Development Expense                       22,331        4.9%             19,659       4.5%
   Administrative Expense                                 65,767       14.6%             70,127      16.0%
   Amortization                                            2,282        0.5%              1,921       0.4%
                                                     -----------                   ------------
Total Operating Expenses                                 124,418       27.5%            124,291      28.3%
                                                     -----------                   ------------
Operating Income                                          36,919        8.2%             46,449      10.6%

Other Expenses
   Interest - Other                                       10,815        2.4%             10,950       2.5%
   Other Expenses                                             40        0.0%                 73       0.0%
                                                     -----------                   ------------
Total Other Expenses                                      10,855        2.4%             11,023       2.5%
                                                     -----------                   ------------

Income Before Taxes                                       26,064        5.8%             35,426       8.1%

   Provision for Income Taxes                             13,174        2.9%             14,461       3.3%
                                                     -----------                   ------------

     Income From Continuing Operations               $    12,890        2.9%       $     20,965       4.8%

Discontinued Operations

     Loss From Discontinued Operations                         -                           (978)
                                                     -----------                   ------------
Net Income                                           $    12,890                   $     19,987
                                                     ===========                   ============

Basic Earnings per Share
   Income From Continuing Operations                 $      0.49                   $       0.80
   Loss From Discontinued Operations                 $         -                   $      (0.03)
                                                     -----------                   ------------
   Net Income                                        $      0.49                   $       0.77

Diluted Earnings per Share
   Income From Continuing Operations                 $      0.48                   $       0.79
   Loss From Discontinued Operations                 $         -                   $      (0.03)
                                                     -----------                   ------------
   Net Income                                        $      0.48                   $       0.76

Weighted Average Shares Outstanding
   Basic                                                  26,456                         26,094
   Diluted                                                26,581                         26,462

-------------------------
* Refer to the GAAP to Pro forma Reconciliation.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201,804,3000 | Fax 201,804,9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
                       Statement of Profit and Loss - GAAP
                 For the Years Ended December 31, 2005 and 2004
                                 (in thousands)

                                                              2005                         2004
                                                     ----------------------        ----------------------
                                                                       % of                          % of
                                                        Amount        Sales           Amount        Sales
                                                     -------------    -----        ------------     -----
Gross Sales                                          $     451,986    100.0%       $    439,115     100.0%
   Commissions and Allowances                                3,437      0.8%              2,258       0.5%
                                                     -------------                 ------------
Net Sales                                                  448,549     99.2%            436,857      99.5%

   Other Revenues                                            6,548      1.5%              6,800       1.5%
                                                     -------------                 ------------
Net Revenue                                                455,097    100.7%            443,657     101.0%

   Cost of Sales                                           293,760     65.0%            272,917      62.1%
                                                     -------------                 ------------
Gross Profit                                               161,337     35.7%            170,740      38.9%

Operating Expenses
   Sales and Marketing Expense                              34,038      7.5%             32,584       7.4%
   Research and Development Expense                         22,331      4.9%             19,659       4.5%
   Administrative Expense                                   71,290     15.9%             70,127      16.0%
   Impairment Charges                                      125,331     27.7%             48,720      11.1%
   Other, net                                                    -      0.0%             (1,863)     -0.4%
   Amortization                                              2,282      0.5%              1,921       0.4%
                                                     -------------                 ------------
Total Operating Expenses                                   255,272     56.5%            171,148      39.0%
                                                     -------------                 ------------
Operating Loss                                             (93,935)   -20.8%               (408)     -0.1%

Other Expenses
   Interest - Other                                         10,815      2.4%             10,950       2.5%
   Other Expenses                                               40      0.0%                 73       0.0%
                                                     -------------                 ------------
Total Other Expenses                                        10,855      2.4%             11,023       2.5%
                                                     -------------                 ------------
Loss Before Taxes                                         (104,790)   -23.2%            (11,431)     -2.6%

   Provision for Income Taxes                               24,421      5.4%             14,461       3.3%
                                                     -------------                 ------------

Loss From Continuing Operations                      $    (129,211)   -28.6%       $    (25,892)     -5.9%

Discontinued Operations

Loss From Discontinued Operations                                -                         (978)
                                                     -------------                 ------------
Net Loss                                             $    (129,211)                $    (26,870)
                                                     =============                 ============

Basic Earnings per Share
   Loss From Continuing Operations                   $       (4.88)                $      (0.99)
   Loss From Discontinued Operations                 $           -                 $      (0.04)
                                                     -------------                 ------------
   Net Loss                                          $       (4.88)                $      (1.03)

Diluted Earnings per Share
   Loss From Continuing Operations                   $       (4.88)                $      (0.99)
   Loss From Discontinued Operations                 $           -                 $      (0.04)
                                                     -------------                 ------------
   Net Loss                                          $       (4.88)                $      (1.03)

Weighted Average Shares Outstanding
   Basic                                                    26,456                       26,094
   Diluted                                                  26,456                       26,094


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                              CAMBREX CORPORATION
         Gross Sales, Gross Profit & Operating Profit/(Loss) by Segment
                 For the Years Ended December 31, 2005 and 2004
                                 (in thousands)

                                                      Full Year 2005
              ------------------------------------------------------------------------------------------------------
                                                      Operating
                  Gross      Gross                 Profit/(Loss)-     OP%-         Operating                 OP%-
                  Sales      Profit        GP%          GAAP          GAAP    Profit/(Loss)-Pro forma*    Pro forma*
              -----------   --------    ------    ----------------   ------   ------------------------    ----------
Bioproducts   $   149,498   $ 77,908      52.1%   $         25,753     17.2%              25,753                17.2%

Biopharma          41,698     (3,811)     -9.1%           (103,062)  -247.2%             (14,861)              -35.6%

Human Health      260,790     87,240      33.5%              8,377      3.2%              45,507                17.4%

Corporate               -          -                       (25,003)                      (19,480)
              -----------   --------              ----------------                --------------

Total         $   451,986   $161,337      35.7%   $        (93,935)   -20.8%              36,919                 8.2%
              ===========   ========              ================                ==============

                                                      Full Year 2004
              ------------------------------------------------------------------------------------------------------
                                                     Operating
                  Gross      Gross                 Profit/(Loss)-     OP%-         Operating                 OP%-
                  Sales      Profit        GP%          GAAP          GAAP    Profit/(Loss)-Pro forma*    Pro forma*
              -----------   --------    ------    ----------------   ------   ------------------------    ----------
Bioproducts   $   136,108   $ 74,930      55.1%   $         26,386     19.4%              23,523                17.3%

Biopharma          43,270      4,880      11.3%            (53,813)  -124.4%              (5,093)              -11.8%

Human Health      259,737     90,930      35.0%             50,651     19.5%              51,651                19.9%

Corporate               -          -                       (23,632)                      (23,632)
              -----------   --------              ----------------                --------------

Total         $   439,115   $170,740      38.9%               (408)    -0.1%              46,449                10.6%
              ===========   ========              ================                ==============

                                      Gross Sales Comparison
                      ----------------------------------------------------------
                       2005                2004
                       Gross               Gross            Change        Change
                       Sales               Sales              $              %
                      --------           ----------        ---------      ------
Bioproducts           $149,498           $  136,108        $  13,390         9.8%

Biopharma               41,698               43,270           (1,572)       -3.6%

Human Health           260,790              259,737            1,053         0.4%
                      --------           ----------        ---------

Total                 $451,986           $  439,115        $  12,871         2.9%
                      ========           ==========        =========

* Refer to the GAAP to Pro forma Reconciliation.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
              GAAP to Pro forma Reconciliation - Net (Loss)/Income
           For the Quarters and Years ended December 31, 2005 and 2004

                                           Fourth Quarter 2005             Fourth Quarter 2004
                                         ----------------------        ----------------------------
                                         Net (Loss)/   Diluted
                                           Income        EPS           Net Income       Diluted EPS
                                         -----------   --------        ----------       -----------
Net (Loss)/Income - As Reported           $(140,333)   $  (5.26)       $    4,871       $      0.18
Impairment - Goodwill and Long
  Lived Assets (net of tax)                 122,981        4.61                 -                 -
Executive Severance                           4,223        0.16                 -                 -
Domestic Tax Valuation Allowance             16,926        0.63                 -                 -
                                          ---------    --------        ----------       -----------
Net Income - Pro forma                    $   3,797    $   0.14        $    4,871       $      0.18
                                          =========    ========        ==========       ===========

                                             Full Year 2005                   Full Year 2004
                                         ----------------------        ----------------------------
                                         Net (Loss)/   Diluted         Net (Loss)/
                                           Income        EPS             Income         Diluted EPS
                                         -----------   --------        -----------      -----------
Net Loss - As Reported                    $ (129,211)  $  (4.88)       $   (26,870)     $     (1.03)
Impairment - Goodwill and Long
  Lived Assets (net of tax)                  122,981       4.63             48,720             1.84
Executive Severance                            4,223       0.16                  -                -
Domestic Tax Valuation Allowance              16,926       0.64                  -                -
Tax Benefit (Swedish Tax Item)                (3,329)     (0.13)                 -                -
Environmental Reserve                          1,300       0.05                  -                -
Early Termination of Bioproducts
  Customer Contract                                -          -             (2,863)           (0.11)
Restructuring at European Site                     -          -              1,000             0.04
                                          ----------   --------        -----------      -----------
Net Income - Pro forma                    $   12,890   $   0.48        $    19,987      $      0.76
                                          ==========   ========        ===========      ===========

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
      GAAP to Pro forma Reconciliation - Operating Profit/(Loss) by Segment
           For the Quarters and Years ended December 31, 2005 and 2004

                                                                         Fourth Quarter 2005
                                              ---------------------------------------------------------------------------
                                              Bioproducts     Biopharma       Human Health       Corporate       Total
                                              -----------     ---------       ------------       ---------     ---------
Operating Profit/(Loss) - As Reported          $   5,254      $ (90,517)       $ (25,996)        $  (8,789)    $(120,048)
Impairment Charge                                      -         88,201           37,130                 -       125,331
Executive Severance                                    -              -                -             4,223         4,223
                                               ---------      ---------        ---------         ---------     ---------
Operating Profit/(Loss) - Pro forma            $   5,254      $  (2,316)       $  11,134         $  (4,566)    $   9,506
                                               =========      =========        =========         =========     =========

                                                                         Fourth Quarter 2004
                                              ---------------------------------------------------------------------------
                                              Bioproducts     Biopharma       Human Health       Corporate       Total
                                              -----------     ---------       ------------       ---------     ----------
Operating Profit/(Loss) - As Reported         $     4,514     $    (748)      $     13,149       $  (5,671)    $   11,244
                                              -----------     ---------       ------------       ---------     ----------
Operating Profit/(Loss) - Proforma            $     4,514     $    (748)      $     13,149       $  (5,671)    $   11,244
                                              ===========     =========       ============       =========     ==========

                                                                            Full Year 2005
                                              ---------------------------------------------------------------------------
                                              Bioproducts     Biopharma       Human Health       Corporate       Total
                                              -----------     ---------       ------------       ---------     ----------
Operating Profit/(Loss) - As Reported         $    25,753     $(103,062)      $      8,377       $ (25,003)    $  (93,935)
Impairment Charge                                       -        88,201             37,130               -        125,331
Executive Severance                                     -             -                  -           4,223          4,223
Environmental Reserve                                   -             -                  -           1,300          1,300
                                              -----------     ---------       ------------       ---------     ----------
Operating Profit/(Loss) - Proforma            $    25,753     $ (14,861)      $     45,507       $ (19,480)    $   36,919
                                              ===========     =========       ============       =========     ==========

                                                                            Full Year 2004
                                              ---------------------------------------------------------------------------
                                              Bioproducts     Biopharma       Human Health       Corporate       Total
                                              -----------     ---------       ------------       ---------     ----------
Operating Profit/(Loss) - As Reported         $    26,386     $ (53,813)      $     50,651       $ (23,632)    $     (408)
Impairment Charge                                       -        48,720                  -               -         48,720
Early Termination of Bioproducts Customer
   Contract                                        (2,863)            -                  -               -         (2,863)
Restructuring                                           -             -              1,000               -          1,000
                                              -----------     ---------       ------------       ---------     ----------
Operating Profit/(Loss) - Pro forma           $    23,523     $  (5,093)      $     51,651       $ (23,632)    $   46,449
                                              ===========     =========       ============       =========     ==========

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com
                                                                              16

[CAMBREX LOGO]

                               CAMBREX CORPORATION
                           Consolidated Balance Sheet
                        As of December 31, 2005 and 2004
                                 (in thousands)

                                                          2005       2004
                                                        --------   --------
Assets

Cash and Cash Equivalents                               $ 45,932   $ 91,532
Trade Receivables, net                                    74,425     68,370
Inventories, net                                          93,617     91,039
Deferred Tax Asset                                         1,162      2,605
Other Current Assets                                      17,652     20,825
                                                        --------   --------
   Total Current Assets                                  232,788    274,371

Property, Plant and Equipment, Net                       222,130    280,790
Goodwill and Other Intangibles                           135,897    230,656
Other Non-Current Assets                                   5,985      6,168
                                                        --------   --------
   Total Assets                                         $596,800   $791,985
                                                        ========   ========

Liabilities and Stockholders' Equity

Trade Accounts Payable                                  $ 38,813   $ 38,552
Accrued Liabilities                                       51,819     52,181
Short-term Debt and Current Portion of Long-term Debt      1,514      1,400
                                                        --------   --------
   Total Current Liabilities                              92,146     92,133

Long-term Debt                                           186,819    226,187
Deferred Tax Liabilities                                  31,135     21,686
Other Non-Current Liabilities                             61,314     60,663
                                                        --------   --------

   Total Liabilities                                    $371,414   $400,669

   Stockholders' Equity                                 $225,386   $391,316
                                                        --------   --------

   Total Liabilities and Stockholders' Equity           $596,800   $791,985
                                                        ========   ========

                                      ###


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

                                                                              17